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                                                                     EXHIBIT 3.2

                                 B Y E - L A W S

                                       of

                          AXIS CAPITAL HOLDINGS LIMITED

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                                TABLE OF CONTENTS

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INTERPRETATION....................................................................................1
1.  INTERPRETATION................................................................................1
BOARD OF DIRECTORS................................................................................2
2.  BOARD OF DIRECTORS............................................................................2
3.  MANAGEMENT OF COMPANY.........................................................................3
4.  POWER TO APPOINT MANAGING DIRECTOR OR CHIEF EXECUTIVE OFFICER.................................3
5.  POWER TO APPOINT MANAGER......................................................................3
6.  POWER TO AUTHORISE SPECIFIC ACTIONS...........................................................3
7.  POWER TO APPOINT ATTORNEY.....................................................................3
8.  POWER TO DELEGATE TO A COMMITTEE..............................................................3
9.  POWER TO APPOINT AND DISMISS EMPLOYEES........................................................4
10. POWER TO BORROW AND CHARGE PROPERTY...........................................................4
11. EXERCISE OF POWER TO PURCHASE SHARES OF OR DISCONTINUE THE COMPANY............................4
12. POWER OF DIRECTORS............................................................................4
13. DEFECTS IN APPOINTMENT OF DIRECTORS...........................................................5
14. ALTERNATE DIRECTORS/OBSERVERS.................................................................5
15. REMOVAL OF DIRECTORS..........................................................................5
16. OTHER VACANCIES ON THE BOARD..................................................................5
17. NOTICE OF MEETINGS OF THE BOARD...............................................................6
18. QUORUM AT MEETINGS OF THE BOARD...............................................................6
19. MEETINGS OF THE BOARD.........................................................................6
20. UNANIMOUS WRITTEN RESOLUTIONS.................................................................7
21. CONTRACTS AND DISCLOSURE OF DIRECTORS' INTERESTS..............................................7
22. REMUNERATION OF DIRECTORS.....................................................................7
OFFICERS......................................................................................... 7
23. OFFICERS OF THE COMPANY.......................................................................7
24. APPOINTMENT OF OFFICERS.......................................................................8
25. REMUNERATION OF OFFICERS......................................................................8
26. DUTIES OF OFFICERS............................................................................8
27. CHAIRMAN OF MEETINGS..........................................................................8
28. REGISTER OF DIRECTORS AND OFFICERS............................................................8
MINUTES...........................................................................................8
29. OBLIGATIONS OF BOARD TO KEEP MINUTES..........................................................8
INDEMNITY........................................................................................ 9
30. INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY......................................9
31. WAIVER OF CLAIM BY MEMBER.....................................................................9
MEETINGS..........................................................................................9
32. NOTICE OF ANNUAL GENERAL MEETING..............................................................9
33. NOTICE OF SPECIAL GENERAL MEETING............................................................10
34. ACCIDENTAL OMISSION OF NOTICE OF GENERAL MEETING.............................................10
35. MEETING CALLED ON REQUISITION OF MEMBERS.....................................................10
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                                TABLE OF CONTENTS
                                   (continued)

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36. SHORT NOTICE.................................................................................10
37. POSTPONEMENT OF MEETINGS.....................................................................10
38. QUORUM FOR GENERAL MEETING...................................................................10
39. ADJOURNMENT OF MEETINGS......................................................................11
40. ATTENDANCE AT MEETINGS.......................................................................11
41. WRITTEN RESOLUTIONS..........................................................................11
42. ATTENDANCE OF DIRECTORS......................................................................12
43. VOTING AT MEETINGS...........................................................................12
44. VOTING ON SHOW OF HANDS......................................................................12
45. DECISION OF CHAIRMAN.........................................................................12
46. DEMAND FOR A POLL............................................................................12
47. SENIORITY OF JOINT HOLDERS VOTING............................................................13
48. INSTRUMENT OF PROXY..........................................................................13
49. REPRESENTATION OF CORPORATIONS AT MEETINGS...................................................14
VOTES OF MEMBERS.................................................................................14
50. GENERAL......................................................................................14
51. ADJUSTMENT OF VOTING POWER...................................................................14
52. OTHER ADJUSTMENTS OF VOTING POWER............................................................16
53. NOTICE.......................................................................................16
54. REQUIREMENT TO PROVIDE INFORMATION AND NOTICE................................................17
SHARE CAPITAL AND SHARES.........................................................................17
55. RIGHTS OF SHARES.............................................................................17
56. POWER TO ISSUE SHARES........................................................................17
57. VARIATION OF RIGHTS, ALTERATION OF SHARE CAPITAL AND PURCHASE OF SHARES OF THE COMPANY.......18
58. REGISTERED HOLDER OF SHARES..................................................................19
59. DEATH OF A JOINT HOLDER......................................................................19
60. SHARE CERTIFICATES...........................................................................19
61. CALLS ON SHARES..............................................................................20
62. FORFEITURE OF SHARES.........................................................................20
63. REPURCHASE OF SHARES.........................................................................20
REGISTER OF MEMBERS..............................................................................21
64. CONTENTS OF REGISTER OF MEMBERS..............................................................21
65. INSPECTION OF REGISTER OF MEMBERS............................................................21
66. DETERMINATION OF RECORD DATES................................................................21
TRANSFER OF SHARES...............................................................................22
67. INSTRUMENT OF TRANSFER.......................................................................22
68. RESTRICTIONS ON TRANSFER.....................................................................22
69. TRANSFERS BY JOINT HOLDERS...................................................................23
70. INTENTIONALLY OMITTED........................................................................23
TRANSMISSION OF SHARES...........................................................................23
71. REPRESENTATIVE OF DECEASED MEMBER............................................................23
72. REGISTRATION ON DEATH OR BANKRUPTCY..........................................................23
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                                TABLE OF CONTENTS
                                   (continued)

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DIVIDENDS AND OTHER DISTRIBUTIONS................................................................23
73. DECLARATION OF DIVIDENDS BY THE BOARD........................................................23
74. OTHER DISTRIBUTIONS..........................................................................23
75. RESERVE FUND.................................................................................24
76. DEDUCTION OF AMOUNTS DUE TO THE COMPANY......................................................24
CERTAIN SUBSIDIARIES.............................................................................24
77. VOTING OF SUBSIDIARY SHARES..................................................................24
78. BYE-LAWS OR ARTICLES OF ASSOCIATION OF CERTAIN SUBSIDIARIES..................................24
CAPITALISATION...................................................................................24
79. ISSUE OF BONUS SHARES........................................................................24
ACCOUNTS AND FINANCIAL STATEMENTS................................................................25
80. RECORDS OF ACCOUNT...........................................................................25
81. FINANCIAL YEAR END...........................................................................25
82. FINANCIAL STATEMENTS.........................................................................25
AUDIT............................................................................................25
83. APPOINTMENT OF AUDITOR.......................................................................25
84. REMUNERATION OF AUDITOR......................................................................25
85. VACATION OF OFFICE OF AUDITOR................................................................25
86. ACCESs TO BOOKS OF THE COMPANY...............................................................26
87. REPORT OF THE AUDITOR........................................................................26
NOTICES..........................................................................................26
88. NOTICES TO MEMBERS OF THE COMPANY............................................................26
89. NOTICES TO JOINT MEMBERS.....................................................................26
90. SERVICE AND DELIVERY OF NOTICE...............................................................26
SEAL OF THE COMPANY..............................................................................27
91. THE SEAL.....................................................................................27
92. MANNER IN WHICH SEAL IS TO BE AFFIXED........................................................27
WINDING-UP.......................................................................................27
93. WINDING-UP/DISTRIBUTION BY LIQUIDATOR........................................................27
ALTERATION OF BYE-LAWS...........................................................................27
94. ALTERATION OF BYE-LAWS.......................................................................27
SCHEDULE - FORM A (BYE-LAW 62)...................................................................28
SCHEDULE - FORM B (BYE-LAW 67)...................................................................29
SCHEDULE - FORM C (BYE-LAW 72)...................................................................30
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                                 INTERPRETATION

1.   INTERPRETATION

     (1) In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

          (a)  "Act" means the Companies Act 1981 as amended from time to time;

          (b) "Affiliate" means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with such person, provided that no Member of the Company shall be deemed an Affiliate of another Member solely by the reason of an investment in the Company. For the purposes of this definition, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

          (c) "Audit Committee" means the audit committee appointed by the Board in accordance with these Bye-laws, provided that in the event that the Board shall not have appointed an Audit Committee, the Board shall constitute the Audit Committee;

          (d)  "Auditor" includes any individual or partnership;

          (e) "Board" means the Board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

          (f) "Cause" means willful misconduct, fraud, gross negligence, embezzlement or any criminal conduct;

          (g) "Code" means the Internal Revenue Code of 1986, as amended, of the United States of America;

          (h) "Company" means the company for which these Bye-laws are approved and confirmed;

          (i) "Designated Subsidiary" means any subsidiary of the Company designated by the Board of Directors from time to time;

          (j)  "Director" means a director of the Company;

          (k) "Member" means the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons as the context so requires;

          (l) "notice" means written notice as further defined in these Bye-laws unless otherwise specifically stated;

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          (m)  "Officer" means any person appointed by the Board to hold an office in the Company;

          (n) "Permitted Transferee" means, with respect to any Member, any Affiliate of such Member, provided that no limited partner or member of any Member shall be considered a "Permitted Transferee" of such Member;

          (o) "Register of Directors and Officers" means the Register of Directors and Officers referred to in these Bye-laws;

          (p) "Register of Members" means the Register of Members referred to in these Bye-laws;

          (q) "Resident Representative" means any person appointed to act as resident representative and includes any deputy or assistant resident representative; and

          (r) "Secretary" means the person appointed to perform any or all the duties of secretary of the Company and includes any deputy or assistant secretary.

     (2)  In these Bye-laws, where not inconsistent with the context:

          (a) words denoting the plural number include the singular number and vice versa;

          (b)  words denoting the masculine gender include the feminine gender;

          (c) words importing persons include companies, associations or bodies of persons whether corporate or not;

          (d)  the word:

               (i)  "may" shall be construed as permissive;

               (ii) "shall" shall be construed as imperative; and

          (e) unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

     (3) Expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing, lithography, photography and other modes of representing words in a visible form.

     (4) Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

                               BOARD OF DIRECTORS

2.   BOARD OF DIRECTORS

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     The business of the Company shall be managed and conducted by the Board.

3.   MANAGEMENT OF COMPANY

     (1) In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Bye-laws, the provisions of any statute and to such directions as may be prescribed by the Company in general meeting.

     (2) No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

     (3) The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

4.   POWER TO APPOINT MANAGING DIRECTOR OR CHIEF EXECUTIVE OFFICER

     The Board may from time to time appoint one or more Directors to the office of managing director or chief executive officer of the Company who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company.

5.   POWER TO APPOINT MANAGER

     The Board may appoint a person to act as manager of the Company's day to day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.

6.   POWER TO AUTHORISE SPECIFIC ACTIONS

     The Board may from time to time and at any time authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

7.   POWER TO APPOINT ATTORNEY

     The Board may from time to time and at any time by power of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney's personal seal with the same effect as the affixation of the seal of the Company.

8.   POWER TO DELEGATE TO A COMMITTEE

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     The Board may delegate any of its powers to a committee appointed by the
Board which may consist partly or entirely of non-Directors and every such committee shall conform to such directions as the Board shall impose on them. The meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board.

9.   POWER TO APPOINT AND DISMISS EMPLOYEES

     The Board may appoint, suspend or remove any officer, manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

10.  POWER TO BORROW AND CHARGE PROPERTY

     The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

11.  EXERCISE OF POWER TO PURCHASE SHARES OF OR DISCONTINUE THE COMPANY

     (1) The Board may exercise all the powers of the Company to purchase all or any part of its own shares pursuant to Section 42A of the Act.

     (2) The Board may exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to
Section 132G of the Act.

12.  POWER OF DIRECTORS

     (1) The Board shall consist of not less than nine (9) and not more than fifteen (15) Directors (as determined by resolution of the Board of Directors) or such number as the Members may from time to time determine.

     (2) The Directors shall be divided by the Board of Directors into three classes, designated Class I, Class II and Class III and shall be elected by the Members as follows. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors. Each Director shall serve for a term ending on the date of the third annual general meeting of shareholders next following the annual general meeting at which such Director was elected, provided that Directors initially designated by the Board of Directors as Class III Directors shall serve for an initial term ending on the date of the first annual general meeting of Members next following the effectiveness of their designation as Class III Directors, Directors initially designated by the Board of Directors as Class II Directors shall serve for an initial term ending on the date of the second annual general meeting of Members next following the effectiveness of their designation as Class II Directors and Directors initially designated by the Board of Directors as Class I Directors shall serve for an initial term ending on the date of the third annual general meeting of Members next following the

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effectiveness of their designation as Class I Directors. Notwithstanding the foregoing, each Director shall hold office until such Director's successor shall have been duly elected and qualified or until they are removed from office by the Members pursuant to Bye-law 15 or their office is otherwise vacated. In the event of any change in the number of Directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class. In no event will a decrease in the number of Directors shorten the term of any incumbent Director.

13.  DEFECTS IN APPOINTMENT OF DIRECTORS

     All acts done bona fide by any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

14.  ALTERNATE DIRECTORS/OBSERVERS

     There shall be no alternate Directors and no Member or Director shall have a right to designate any person to attend meetings of the Board or Board committees as a non-voting observer.

15.  REMOVAL OF DIRECTORS

     (1) The Members may, at any annual general meeting convened and held in accordance with these Bye-laws, remove a Director only for Cause by the affirmative vote of Members holding at least a majority of the total combined voting power of all of the issued and outstanding shares of the Company after giving effect to any reduction in voting power required under Bye-laws 51-52; provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served upon such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director's removal.

     (2) A vacancy on the Board created by the removal of a Director under the provisions of Subparagraph (1) of this Bye-law may be filled by the Members at the meeting at which such Director is removed and, in the absence of such election or appointment, the Board may fill the vacancy. A vacancy on the Board created by the removal of a Director under the provisions of subparagraph (2) of this Bye-law may be filled only by the Board. A Director so elected shall hold office until the next annual general meeting or until such Director's office is otherwise vacated.

16.  OTHER VACANCIES ON THE BOARD

     (1) The Board shall have the power from time to time and at any time to appoint any person as a Director to fill a vacancy on the Board occurring as the result of the death, disability, disqualification, or resignation of any Director or from an increase in the size of the Board of

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Directors pursuant to Bye-law 12(1). The Board shall also have the power from time to time to fill any vacancy left unfilled at a general meeting.

     (2) The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting of the Company, or (ii) preserving the assets of the Company.

     (3)  The office of Director shall be vacated if the Director:

          (a) is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

          (b) is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

          (c)  is or becomes disqualified, of unsound mind, or dies;

          (d)  resigns his or her office by notice in writing to the Company.

17.  NOTICE OF MEETINGS OF THE BOARD

     (1) The Chairman may, and the Chairman on the requisition of a majority of the Directors then in office shall, at any time, upon three-days' notice, summon a special meeting of the Board.

     (2) Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by post, telecopier, facsimile, email, or other mode of representing words in a legible and non-transitory form at such Director's last known address or any other address given by such Director to the Company for this purpose.

18.  QUORUM AT MEETINGS OF THE BOARD

     The quorum necessary for the transaction of business at a meeting of the Board shall be a majority of the Directors then in office present in person or represented by a duly authorized representative appointed in accordance with the Act, provided that at least two Directors are present in person.

19.  MEETINGS OF THE BOARD

     (1) The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

     (2) Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the

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meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

     (3) A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

20.  UNANIMOUS WRITTEN RESOLUTIONS

     A resolution in writing signed by all the Directors which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution.

21.  CONTRACTS AND DISCLOSURE OF DIRECTORS' INTERESTS

     (1) Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director's firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing herein contained shall authorise a Director or Director's firm, partner or such company to act as Auditor of the Company.

     (2) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

     (3) Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

22.  REMUNERATION OF DIRECTORS

     The remuneration (if any) of the Directors shall be determined by the Board and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

                                    OFFICERS

23.  OFFICERS OF THE COMPANY

     The Officers of the Company may consist of any of the following officers: a Chairman, a President and one or more Senior Vice Presidents and Vice Presidents, a Secretary and such additional Officers as the Board may from time to time determine, all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

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24.  APPOINTMENT OF OFFICERS

     (1) The Board shall, as soon as possible after the statutory meeting of Members and after each annual general meeting, appoint a President and a Vice President or a Chairman and a Deputy Chairman who shall be Directors.

     (2) The Secretary and additional Officers, if any, shall be appointed by the Board from time to time.

25.  REMUNERATION OF OFFICERS

     The Officers shall receive such remuneration as the Board may from time to time determine.

26.  DUTIES OF OFFICERS

     The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

27.  CHAIRMAN OF MEETINGS

     Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the Chairman, if there be one, and if not the President shall act as chairman at all meetings of the Members and of the Board at which such person is present. In their absence the Deputy Chairman or Vice President, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

28.  REGISTER OF DIRECTORS AND OFFICERS

     The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

                                     MINUTES

29.  OBLIGATIONS OF BOARD TO KEEP MINUTES

     (1) The Board shall cause minutes to be duly entered in books provided for the purpose:

          (a)  of all elections and appointments of Officers;

          (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

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          (c)  of all resolutions and proceedings of general meetings of the
     Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

     (2) Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

                                    INDEMNITY

30.  INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY

     The Directors, Secretary and other Officers (such term to include, for the purposes of Bye-laws 30 and 31, any person appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in which any of said persons is found, in a final judgment or decree not subject to appeal, to have committed fraud or dishonesty.

31.  WAIVER OF CLAIM BY MEMBER

     Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

                                    MEETINGS

32.  NOTICE OF ANNUAL GENERAL MEETING

     The annual general meeting of the Company shall be held in each year other than the year of incorporation at such time and place as the President or the Chairman, or any two Directors or any Director and the Secretary or the Board shall appoint. At least 20-days' notice of such meeting shall be given to each Member stating the date, place and time at which the meeting is to

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be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

33.  NOTICE OF SPECIAL GENERAL MEETING

     The President or the Chairman or the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary, upon not less than five-days' notice which shall state the date, time, place and the general nature of the business to be considered at the meeting.

34.  ACCIDENTAL OMISSION OF NOTICE OF GENERAL MEETING

     The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

35.  MEETING CALLED ON REQUISITION OF MEMBERS

     Notwithstanding anything herein, the Board shall, on the requisition of Members holding at the date of the deposit of the requisition shares representing ten percent (10%) or more of the aggregate voting power of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of Section 74 of the Act shall apply.

36.  SHORT NOTICE

     A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members, which majority must hold 95% or more of the aggregate voting power of the Company and having the right to attend and vote thereat in the case of a special general meeting.

37.  POSTPONEMENT OF MEETINGS

     The Secretary may postpone any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

38.  QUORUM FOR GENERAL MEETING

     At the commencement of any general meeting of the Company two or more persons present in person and representing in person or by proxy shares representing more than fifty percent (50%) of the aggregate voting power of the Company shall form a quorum for the transaction of business, PROVIDED THAT, if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time. If within a reasonable period from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine.

39.  ADJOURNMENT OF MEETINGS

     The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present (and shall if so directed), adjourn the meeting. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

40.  ATTENDANCE AT MEETINGS

     Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

41.  WRITTEN RESOLUTIONS

     (1) Subject to subparagraph (6), anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members of the Company, may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

     (2) A resolution in writing may be signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members, or any class thereof, in as many counterparts as may be necessary.

     (3) For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

     (4) A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favor of a resolution shall be construed accordingly.

     (5) A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of Sections 81 and 82 of the Act.

     (6)  This Bye-law shall not apply to:

          (a)  a resolution passed pursuant to Section 89(5) of the Act; or

          (b) a resolution passed for the purpose of removing a Director before the expiration of his term of office under these Bye-laws.

42.  ATTENDANCE OF DIRECTORS

     The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

43.  VOTING AT MEETINGS

     (1) Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes, in all cases as determined pursuant to Bye-laws 50-54, cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.

     (2) No Member shall be entitled to vote at any general meeting unless such Member has paid all the calls on all shares held by such Member.

44.  VOTING ON SHOW OF HANDS

     At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands, subject to any rights or restrictions for the time being lawfully attached to any class of shares, including, without limitation, the provisions of Bye-laws 50-54.

45.  DECISION OF CHAIRMAN

     At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

46.  DEMAND FOR A POLL

     (1) Notwithstanding the provisions of the immediately preceding two Bye-laws, at any general meeting of the Company, in respect of any question proposed for the consideration of the Members (whether before or on the declaration of the result of a show of hands as provided for in these Bye-laws), a poll may be demanded by any of the following persons:

          (a)  the chairman of such meeting; or

          (b)  at least three Members present in person or represented by proxy;
     or

          (c) any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

          (d) any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such shares conferring such right.

     (2) Where, in accordance with the provisions of subparagraph (1) of this Bye-law, a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have for each voting share of which such person is the holder or for which such person holds a proxy, the number of votes determined pursuant to Bye-laws 50-54 and such votes shall be counted in the manner set out in subparagraph (4) of this Bye-law or in the case of a general meeting at which one or more Members are present by telephone in such manner as the chairman of the meeting may direct. The result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.

     (3) A poll demanded in accordance with the provisions of subparagraph (1) of this Bye-law, for the purpose of electing a chairman of the meeting or on a question of adjournment, shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place as the Chairman (or acting chairman) may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

     (4) Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

47.  SENIORITY OF JOINT HOLDERS VOTING

     In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

48.  INSTRUMENT OF PROXY

     (1) Every Member entitled to vote has the right to do so either in person or by one or more persons authorised by a proxy executed and delivered in accordance with these Bye-laws.

     (2) A Person so authorised as a proxy shall be entitled to exercise the same power on behalf of the grantor of the proxy as the grantor could exercise at a general meeting of the Company.

     (3) The instrument appointing a proxy together with such other evidence as to its due execution as the Board may from time to time require shall be delivered at the registered office of the Company (or at such place or places as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case in any document sent therewith), prior to the holding of the relevant meeting or adjourned meeting at which the individual named in the instrument proposes to vote and in default the instrument of proxy shall not be treated as valid.

     (4) Instruments of proxy shall be in such form as the Board may approve (including, without limitation, written or electronic form) and the Board may, if it thinks fit, send out with the notice of any meeting forms of instruments of proxy for use at the meeting. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates.

     (5) A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the authority under which it was executed.

49.  REPRESENTATION OF CORPORATIONS AT MEETINGS

     A corporation which is a Member may, by written instrument, authorise such person as it thinks fit to act as its representative at any meeting of the Members and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

                                VOTES OF MEMBERS

50.  GENERAL

     Subject to the provisions of Bye-laws 51-54 below, and subject to any rights and restrictions for the time being attached to any class or classes of shares, every Member shall have one vote for each share carrying the right to vote on the matter in question of which he is the holder. Notwithstanding any other provisions of these Bye-laws, all determinations in these Bye-laws that are made by or subject to a vote or approval of Members shall be based upon the voting power of such Members' shares as determined pursuant to Bye-laws 51-54.

51.  ADJUSTMENT OF VOTING POWER

     The voting power of all shares is hereby adjusted (and shall be automatically adjusted in the future) to the extent necessary so that there is no (i) 9.5% U.S. Shareholder or (ii) 9.5% Direct Foreign Shareholder Group. The Board of Directors shall implement the foregoing in the manner provided herein; provided, however, that the foregoing provision and the remainder of this Bye-law 51 shall not apply in the event that one Member of the Company owns greater than 75% of the issued and outstanding shares of the Company.

     (1) The Board shall from time to time, including prior to any time at which a vote of Members is taken, take all reasonable steps necessary to ascertain, including those specified in Bye-law 54, through communications with Members or otherwise, whether there exists, or will exist at the time any vote of Members is taken, a Tentative 9.5% U.S. Shareholder or a Tentative 9.5% Direct Foreign Shareholder Group.

          (a) In the event that a Tentative 9.5% U.S. Shareholder exists, the aggregate votes conferred by shares held by a Member and treated as Controlled Shares of that Tentative 9.5% U.S. Shareholder shall be reduced to the extent necessary such that the Controlled Shares of the Tentative 9.5% U.S. Shareholder will constitute less than 9.5% of the voting power of all shares. In applying the previous sentence where shares held by more than one Member are treated as Controlled Shares of such Tentative 9.5% U.S. Shareholder, the reduction in votes shall apply to such Members in descending order according to their respective Attribution Percentages, provided that, in the event of a tie, the reduction shall apply first to the Member whose shares are Controlled Shares of the Tentative 9.5% U.S. Shareholder by virtue of the Tentative 9.5% U.S. Shareholder's economic interest in (as opposed to voting control with respect to) such shares. The votes of Members owning no shares treated as Controlled Shares of any Tentative 9.5% U.S. Shareholder shall, in the aggregate, be increased by the same number of votes subject to reduction as described above. Such increase shall apply to all such Members in proportion to their voting power at that time, provided that such increase shall be limited to the extent necessary to avoid causing any person to be a 9.5% U.S. Shareholder or a 9.5% Direct Foreign Shareholder Group. The adjustments of voting power described in this Bye-law shall apply repeatedly until there is no 9.5% U.S. Shareholder. The Board of Directors may deviate from any of the principles described in this Bye-law and determine that shares held by a Member shall carry different voting rights as it determines appropriate (1) to avoid the existence of any 9.5% U.S. Shareholder or (2) to avoid adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any other Member or its affiliates. For the avoidance of doubt, in applying the provisions of Bye-laws 51-54, a share may carry a fraction of a vote.

          "Controlled Shares" in reference to any person means all shares of the Company directly, indirectly or constructively owned by such person as determined pursuant to Section 958 of the Code.

          "9.5% U.S. Shareholder" means a "United States person" as defined in the Code (a "U.S. Person") whose Controlled Shares constitute nine and one-half percent (9.5%) or more of the voting power of all shares of the Company and who would be generally required to recognize income with respect to the Company under Section 951(a)(1) of the

     Code, if the Company were a controlled foreign corporation as defined in
     Section 957 of the Code and if the ownership threshold under Section 951(b) of the Code were 9.5%.

          "Tentative 9.5% U.S. Shareholder" means a U.S. Person that, but for adjustments to the voting rights of shares pursuant to Bye-laws 51-52, would be a 9.5% U.S. Shareholder.

          "Attribution Percentage" shall mean, with respect to a Member and a Tentative 9.5% Shareholder, the percentage of the Member's shares that are treated as Controlled Shares of such Tentative 9.5% Shareholder.

          (b) Immediately after completing the adjustment of voting power provided for in Bye-law 51(1)(a), in the event that a Tentative 9.5% Direct Foreign Shareholder Group exists, the aggregate votes conferred by shares held by the Tentative 9.5% Direct Foreign Shareholder Group shall be reduced to less than 9.5% of the voting power of all shares. The votes of Members owning no shares treated as (i) shares held by the Tentative 9.5% Direct Foreign Shareholder Group or (ii) Controlled Shares of any Tentative 9.5% U.S. Shareholder shall in the aggregate be increased by the same number of votes subject to reduction as described above. Such increase shall apply to all such Members in proportion to their voting power at that time, provided that such increase shall be limited to the extent necessary to avoid causing any person to be a 9.5% U.S. Shareholder or a 9.5% Direct Foreign Shareholder Group.

          "9.5% Direct Foreign Shareholder Group" means a shareholder that is not a U.S. Person or a group of commonly controlled shareholders that are not U.S. Persons, in either case whose shares constitute nine and one-half percent (9.5%) or more of the voting power of all shares of the Company.

          "Tentative 9.5% Direct Foreign Shareholder Group" means a shareholder that is not a U.S. Person or a group of commonly controlled shareholders that are not U.S. Persons that, but for adjustments to the voting rights of shares pursuant to Bye-laws 51-52 would be a 9.5% Direct Foreign Shareholder Group.

52.  OTHER ADJUSTMENTS OF VOTING POWER

     In addition to the provisions of Bye-law 51, any shares shall not carry any right to vote to the extent that the Board of Directors determines, in its sole discretion, that it is necessary that such shares should not carry the right to vote in order to avoid adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any other Member or its affiliates, provided that no adjustment pursuant to this sentence shall cause any person to become a 9.5% U.S. Shareholder or a 9.5% Direct Foreign Shareholder Group.

53.  NOTICE

     Prior to any date on which Members shall vote on any matter, the Board of Directors shall (1) retain the services of an internationally recognized accounting firm or organization with comparable professional capabilities in order to assist the Company in applying the principles of

Bye-laws 51-54 and (2) obtain from such firm or organization a statement describing the information obtained and procedures followed and setting forth the determinations made with respect to Bye-laws 51-54, and (3) notify each Member of the voting power conferred by its shares determined in accordance with Bye-laws 51-54.

54.  REQUIREMENT TO PROVIDE INFORMATION AND NOTICE

     (1) The Directors shall have the authority to request from any holder of shares, and such holder of shares shall provide, such information as the Directors may reasonably request for the purpose of determining whether any holder's voting rights are to be adjusted. If such holder fails to respond to such a request, or submits incomplete or inaccurate information in response to such a request, the Directors may in their sole discretion determine that such holder's shares shall carry no voting rights in which case such shares shall not carry any voting rights until otherwise determined by the Directors in their absolute discretion.

     (2) Any holder of shares shall give notice to the Company within ten days following the date that such holder acquires actual knowledge that it is the owner of Controlled Shares of 9.5% or more of the Company.

     (3) Notwithstanding the foregoing, no Member shall be liable to any other Member or the Company for any losses or damages resulting from such Member's failure to respond to, or submission of incomplete or inaccurate information in response to, a request under paragraph (1) or from such Member's failure to give notice under paragraph (2) of this Bye-law.

                            SHARE CAPITAL AND SHARES

55.  RIGHTS OF SHARES

     Subject to any resolution of the Members to the contrary and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the share capital of the Company shall consist of one class of common shares that carry voting rights. The holders of shares shall, subject to the provisions of these Bye-laws:

          (a) be entitled to such dividends as the Board may from time to time declare;

          (b) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

          (c) generally be entitled to enjoy all of the rights attaching to shares.

56.  POWER TO ISSUE SHARES

     (1) Subject to the restrictions, if any that are provided for in these Bye-laws from time to time and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have power to issue any unissued shares of the Company on such terms and conditions as it may determine and any shares or class of shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Board may determine. Further, the Board may create and issue shares of a new class or of any existing class of shares and the Board may generally exercise the powers of the Company set out in sections 45(1)(b), (c), (d) and (e) of the Act, without the need of any approval of the Members as might otherwise be required by such sections of the Act. The Board may also issue options, warrants or other rights to purchase or acquire shares or, subject to Section 43 of the Act, securities convertible into or exchangeable for shares (including any employee benefit plan providing for the issue of shares or options or rights in respect thereof), at such times, for such consideration and on such terms and conditioned as it may determine. The Board may create and issue shares including, but not limited to, series of preferred shares (which may or may not be separate classes of preferred shares), at such times, for such consideration and on such terms and conditions, with similar or different rights or restriction as any other series (or class) and to establish from time to time the number of preferred shares to be included in each such series (or class), and to fix the designation, powers, preferences, voting rights, dividend rights, repurchase provisions, and other rights, qualifications, limitations or restrictions thereof, as it may determine.

     (2) The Board shall, in connection with the issue of any share, have the power to authorise the Company to pay such commission and brokerage as may be permitted by law.

     (3) Except as authorised by the Board and permitted by applicable law, the Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any person of or for any shares in the Company, but nothing in this Bye-law shall prohibit transactions mentioned in Sections 39A, 39B and 39C of the Act.

     (4) The Company may from time to time do any one or more of the following things:

          (a) make arrangements on the issue of shares for a difference between the Members in the amounts and times of payments of calls on their shares;

          (b) accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up;

          (c) pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and

          (d) issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

57. VARIATION OF RIGHTS, ALTERATION OF SHARE CAPITAL AND PURCHASE OF SHARES OF THE COMPANY

     (1) Subject to the provisions of Sections 42 and 43 of the Act any preference shares may be issued or converted into shares that, at a determinable date or at the option of the

Company, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by resolution of the Members determine.

     (2) If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class in accordance with Section 47 (7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

     (3) The Company may from time to time by resolution of the Members change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of Sections 45 and 46 of the Act. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

     (4) The Company may from time to time purchase its own shares in accordance with the provisions of Section 42A of the Act.

58.  REGISTERED HOLDER OF SHARES

     (1) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person.

     (2) Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at such Member's address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

59.  DEATH OF A JOINT HOLDER

     Where two or more persons are registered as joint holders of a share or shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognize no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

60.  SHARE CERTIFICATES

     (1) Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

     (2) The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom such shares have been allotted.

     (3) If any such certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

61.  CALLS ON SHARES

     (1) The Board may from time to time make such calls as it thinks fit upon the Members in respect of any monies unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

     (2) The Board may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

62.  FORFEITURE OF SHARES

     (1) If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Member a notice in the form, or as near thereto as circumstances admit, of Form "A" in the Schedule hereto.

     (2) If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

     (3) A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

63.  REPURCHASE OF SHARES

     If the Directors in their sole discretion determine that share ownership by any person may result in a non-de minimis adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any other holder of shares or its Affiliates (including if such consequence arises as a result of any such U.S. Person owning Controlled Shares of 9.5% of more of the value of the Company or the voting shares of the Company (but subject to the provisions of Bye-laws 50 through 54)), the Company will have the option but not the obligation to repurchase or assign to a third party the right to purchase the minimum number of shares held by such person which is necessary to eliminate such non-de minimis adverse tax, legal or regulatory consequence at a price determined in the good faith discretion of the Directors to represent such shares' fair market value; provided that (i) if the shares are not traded on a securities exchange in or outside the United States, the fair market value per share shall be determined by the Directors without a minority discount but with an appropriate liquidity discount, such value and liquidity discount, if any, as determined by the Board of Directors, or (ii) if the shares are traded on a securities exchange in or outside the United States, the fair market value per share shall be determined by the Directors based on the average of the last sales price per share or if there is none, the average of the bid and asked price per share, without a minority discount or a liquidity discount, in each case for the eight business days prior to the repurchase date. If a Member disagrees with the price so determined by the Board of Directors, the fair market value per share and the liquidity discount, if any, will be determined by an independent appraiser retained by the Company at its expense and reasonably acceptable to such Member.

                               REGISTER OF MEMBERS

64.  CONTENTS OF REGISTER OF MEMBERS

     The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

65.  INSPECTION OF REGISTER OF MEMBERS

     The Register of Members shall be open to inspection at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given by advertisement in an appointed newspaper to that effect, be closed for any time or times not exceeding in the whole thirty days in each year.

66.  DETERMINATION OF RECORD DATES

     Notwithstanding any other provision of these Bye-laws, the Board may fix any date as the record date for:

          (a)  determining the Members entitled to receive any dividend; and

          (b) determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

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                               TRANSFER OF SHARES

67.  INSTRUMENT OF TRANSFER

     (1) An instrument of transfer shall be in the form or as near thereto as circumstances admit of Form "B" in the Schedule hereto or in such other common form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

     (2) The Board may refuse to recognize any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

68.  RESTRICTIONS ON TRANSFER

     (1) The Directors may decline to approve or register any transfer of shares if it appears to the Directors, in their sole and reasonable discretion, after taking into account, among other things, the limitation on voting rights contained in these Bye-laws, that any non-de minimis adverse tax, regulatory or legal consequences to the Company, any subsidiary of the Company, or any other holder of shares or its Affiliates would result from such transfer (including if such consequence arises as a result of any such U.S. Person owning Controlled Shares of 9.5% of more of the value of the Company or the voting shares of the Company (but subject to the provisions of Bye-laws 50 through 54)). The Directors shall have the authority to request from any holder of shares, and such holder of shares shall provide, such information as the Directors may reasonably request for the purpose of determining whether any transfer should be permitted.

     (2) Subject to any applicable requirements of the New York Stock Exchange, the Directors (i) may decline to approve or to register any transfer of any share if a written opinion from counsel acceptable to the Company shall not have been obtained to the effect that registration of such shares under the U.S. Securities Act of 1933, as amended, is not required and (ii) shall decline to approve or to register any transfer of any share if the transferee shall not have been approved by applicable governmental authorities if such approval is required.

     (3) If the Board refuses to register a transfer of any share the Secretary shall, within one month after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

     (4) The registration of transfers may be suspended at such times and for such periods as the Directors may, in their absolute discretion, from time to time determine, provided always that such registration shall not be suspended for more than 45 days in any year.

69.  TRANSFERS BY JOINT HOLDERS

     The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

70.  INTENTIONALLY OMITTED

                             TRANSMISSION OF SHARES

71.  REPRESENTATIVE OF DECEASED MEMBER

     In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognized by the Company as having any title to the deceased Member's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

72.  REGISTRATION ON DEATH OR BANKRUPTCY

     Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favor of such nominee an instrument of transfer in the form, or as near thereto as circumstances admit, of Form "D" in the Schedule hereto. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

                        DIVIDENDS AND OTHER DISTRIBUTIONS

73.  DECLARATION OF DIVIDENDS BY THE BOARD

     The Board may, subject to these Bye-laws and in accordance with Section 54 of the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.

74.  OTHER DISTRIBUTIONS

     The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.

75.  RESERVE FUND

     The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalizing dividends or for any other special purpose.

76.  DEDUCTION OF AMOUNTS DUE TO THE COMPANY

     The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

                              CERTAIN SUBSIDIARIES

77.  VOTING OF SUBSIDIARY SHARES

     Notwithstanding any other provision of these Bye-laws to the contrary, if the Company is required or entitled to vote at a general meeting of any direct subsidiary of the Company, the Directors shall refer the subject matter of the vote to the Members of the Company on a poll (subject to Bye-laws 50-54) and seek authority from the Members for the Company's corporate representative or proxy to vote in favor of the resolution proposed by the subsidiary. The directors shall cause the Company's corporate representative or proxy to vote the Company's shares in the subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company's corporate representative or proxy to vote the appropriate proportion of its shares for and the appropriate proportion of its shares against the resolution proposed by the subsidiary.

78.  BYE-LAWS OR ARTICLES OF ASSOCIATION OF CERTAIN SUBSIDIARIES

     The Board in its discretion shall require that the Bye-laws or Articles of Association of each subsidiary of the Company, organized under the laws of a jurisdiction outside the United States of America, shall contain provisions substantially similar to Bye-law 77, herein. The Company shall enter into agreements with each such subsidiary, as reasonably necessary, to effectuate or implement this Bye-law.

                                 CAPITALISATION

79.  ISSUE OF BONUS SHARES

     (1) The Board may resolve to capitalize any part of the amount for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

     (2) The Company may capitalize any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

                        ACCOUNTS AND FINANCIAL STATEMENTS

80.  RECORDS OF ACCOUNT

     The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

          (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

          (b)  all sales and purchases of goods by the Company; and

          (c)  the assets and liabilities of the Company.

     Such records of account shall be kept at the registered office of the Company or, subject to Section 83 (2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

81.  FINANCIAL YEAR END

     The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

82.  FINANCIAL STATEMENTS

     Subject to any rights to waive laying of accounts pursuant to Section 88 of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

                                      AUDIT

83.  APPOINTMENT OF AUDITOR

     Subject to Section 88 of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company. Any Auditor appointed by the Members shall, prior to such appointment, have been appointed by the Audit Committee. Such Auditor may not be a Member and no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

84.  REMUNERATION OF AUDITOR

     The remuneration of the Auditor shall be fixed by the Audit Committee or in such manner as the Members may determine.

85.  VACATION OF OFFICE OF AUDITOR

     If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required, the Board shall, as soon as practicable, convene a special general meeting to fill the vacancy thereby created.

86.  ACCESS TO BOOKS OF THE COMPANY

     The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

87.  REPORT OF THE AUDITOR

     (1) Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to Section 88 of the Act, the accounts of the Company shall be audited at least once in every year.

     (2) The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.

     (3)  The generally accepted auditing standards referred to in subparagraph
(2) of this Bye-law may be those of a country or jurisdiction other than Bermuda. If so, the financial statements and the report of the Auditor must disclose this fact and name such country or jurisdiction.

                                     NOTICES

88.  NOTICES TO MEMBERS OF THE COMPANY

     A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by mail, courier service, cable, telex, telecopier, facsimile, email, or other mode of representing words in a legible and non-transitory form.

89.  NOTICES TO JOINT MEMBERS

     Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

90.  SERVICE AND DELIVERY OF NOTICE

     Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile or other method as the case may be.

                               SEAL OF THE COMPANY

91.  THE SEAL

     The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals for use outside Bermuda.

92.  MANNER IN WHICH SEAL IS TO BE AFFIXED

     The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any person appointed by the Board for the purpose, provided that any Director, Officer or Resident Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative's signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative.

                                   WINDING-UP

93.  WINDING-UP/DISTRIBUTION BY LIQUIDATOR

     If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members; provided that each Member holding common shares of the Company shall receive at least the pro rata portion (based on its ownership of such shares) of any cash so distributed. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

                             ALTERATION OF BYE-LAWS

94.  ALTERATION OF BYE-LAWS

     No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of the Members.

                                     ******

                         SCHEDULE - FORM A (BYE-LAW 62)

            NOTICE OF LIABILITY TO FORFEITURE FOR NON PAYMENT OF CALL

You have failed to pay the call of [amount of call] made on the ____ day of _______________, 20_____ last, in respect of the [number] share(s) [numbers in figures] standing in your name in the Register of Members of the Company, on the _____ day of ____________________, 20_____ last, the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of _____ per annum computed from the said _____ day of _____________________, 20_____ last, on or before the _____ day of
____________________, 20_____ next at the place of business of the Company, the share(s) will be liable to be forfeited.


Dated this _____ day of ____________________, 20_____


-----------------------------------
[Signature of Secretary]


By order of the Board

                         SCHEDULE - FORM B (BYE-LAW 67)

                          TRANSFER OF A SHARE OR SHARES

FOR VALUE RECEIVED______________________________________________________________
                                    [amount]

________________________________________________________________________________
                                  [transferor]

Hereby sell assign and transfer unto____________________________________________
                                  [transferee]

Of______________________________________________________________________________
                                    [address]

                               [number of shares]

shares of_______________________________________________________________________
                                [name of Company]

Dated
     --------------------------

                       -----------------------------------
                                  (Transferor)

In the presence of:


----------------------------------------
(Witness)

                       -----------------------------------
                                  (Transferee)
In the presence of:


----------------------------------------
(Witness)

                         SCHEDULE - FORM C (BYE-LAW 72)

                              TRANSFER BY A PERSON
                BECOMING ENTITLED ON DEATH/BANKRUPTCY OF A MEMBER

I/We having become entitled in consequence of the [death/bankruptcy] of [name of the deceased Member] to [number] share(s) standing in the register of Members of [Company] in the name of the said [name of deceased Member] instead of being registered myself/ourselves elect to have [name of transferee] (the "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee his or her executors administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

WITNESS our hands this _____ day of __________________________, 20_____

Signed by the above-named )

[person or persons entitled]                )
in the presence of:                         )
                                            )
Signed by the above-named
[transferee]                                )
in the presence of:                         )